UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2016

TIME WARNER CABLE INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation)	001-33335 (Commission File Number)	84-1496755 (IRS Employer Identification No.)

60 Columbus Circle New York, New York (Address of principal executive offices)		10023 (Zip Code)

Registrant’s telephone number, including area code (212) 364-8200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On May 2, 2016, Time Warner Cable Inc. (“TWC”) sent a notice to its directors and executive officers informing them that, as a result of certain restrictions on transactions by participants in the TWC Savings Plan (the “Plan Restrictions”), the directors and executive officers of TWC could be subject to certain trading restrictions (the “Blackout Period”) with respect to TWC common stock acquired in connection with their services as a director or an executive officer of TWC.  Due to changes in the Plan Restrictions, the Blackout Period has been cancelled.

On May 13, 2016, as required by Section 306(a) of the Sarbanes Oxley Act of 2002 and Rule 104 of Regulation BTR, TWC sent an updated notice to its directors and executive officers informing them that the potential Blackout Period has been cancelled and explaining the reason for such cancellation (the “Updated Notice”). A copy of the Updated Notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

     (d) Exhibits

99.1	Updated Notice of Absence of Blackout Period to Directors and Executive Officers of Time Warner Cable Inc., dated May 13, 2016 .

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME WARNER CABLE INC.
Date: May 13, 2016	By:	/s/ David A. Christman
Name: David A. Christman
Title: Senior Vice President

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Updated Notice of Absence of Blackout Period to Directors and Executive Officers of Time Warner Cable Inc., dated May 13, 2016.